Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 Nos. 333-263790, 333-254656, 333-237407, 333-230536, and 333-227859) of Equillium, Inc. and
(2)
Registration Statement (Form S-3 No. 333-234683) of Equillium, Inc.;

of our report dated October 22, 2021, with respect to the financial statements of Bioniz Therapeutics, Inc., included in Amendment No. 1 to this Current Report on Form 8-K/A of Equillium, Inc.

/s/ Ernst & Young LLP
Irvine, California
May 2, 2022